Exhibit 10.7

-THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

NUTRACEA

SECURED CONVERTIBLE PROMISSORY NOTE

$[_______________]	_______________, 2012
Scottsdale, Arizona

FOR VALUE RECEIVED, NutraCea, a California corporation (the “Company”), The RiceX Company, a Delaware corporation (“RiceX”), and RiceScience, LLC, a California limited liability company (“RiceScience”, and together with RiceX, the “Subsidiaries”), together, jointly and severally, promise to pay to [____________________] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [__________] Dollars ($[_________]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) January 18, 2015 (the “Maturity Date”) or (ii) when such amounts are due and payable pursuant to Section 5 below.  This Note is one of the “Notes” issued pursuant to the Note and Warrant Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investors (as defined in the Note Purchase Agreement).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY CERTAIN MORTGAGES AND A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY AND THE SUBSIDIARIES FOR THE BENEFIT OF INVESTOR.  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.             Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)      “Common Stock” shall mean the common stock of the Company.

(b)      “Common Stock Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(c)      “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(d)      “Conversion Price” shall mean $0.10, subject to adjustment as set forth in Section 15 hereof.

(e)      “Event of Default” has the meaning given in Section 4 hereof.

(f)       “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities upon the exercise or exchange of or conversion of the Notes or the Warrants (each as defined in the Note Purchase Agreement) and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, (c) shares of Common Stock issued or issuable as a dividend on Common Stock, (d) shares of Common Stock issued to any broker or placement agent for services in connection with a capital raising transaction, and (e) securities issued pursuant to acquisitions or strategic transactions (including securities issuable to brokers for such transactions) approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an individual or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(g)      “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of Investor and a security agreement executed in favor of a collateral agent on behalf of Investor, respectively.

(h)      “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(i)       “Majority in Interest” shall mean (i) more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement, and (ii) so long as Greg Vislocky and/or any entity controlled by Greg Vislocky together holds a Note or Notes with an aggregate outstanding principal amount of at least One Hundred Thousand Dollars ($100,000), Greg Vislocky.

(j)       “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, or financial condition of the Company; or (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note.

(k)      “Note Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(l)       “Obligations” shall mean the Company’s obligations to pay principal, accrued interest and expenses under the Note and the Security Agreement.

(m)      “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(n)      “PIK Price” shall mean eighty percent (80%) of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days ending on the last Trading Day of the applicable month; provided, however, if the Company does not make available publicly the type of information described in Rule 144(c) promulgated under the Securities Act for a period in excess of ninety (90) days, the PIK Price shall be the price per share that the Company could obtain from a willing buyer for a share of Common Stock sold by the Company from authorized but unissued shares on the last day of the applicable month, as such price shall be determined in good faith by the Company’s Board of Directors.

(o)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(p)      “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

(q)      “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

(r)       “Transaction Documents” shall mean this Note, each of the other Notes issued under the Note Purchase Agreement, the Note Purchase Agreement, the Warrants issued under the Note Purchase Agreement and the Security Agreement.

(s)      “VWAP” means, for any date, the dollar volume-weighted average price of the Company’s Common Stock on the principal market in which it trades during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time.

(t)       “VWAP” has the meaning given to such term in the Note Purchase Agreement.

2.             Interest.

(a)      Cash Payments.  Except as otherwise provided in Section 2(b) below, all interest on this Note that accrues during a month shall be paid by the fifth (5th) business day of the immediately following month.  In the event any interest payment due hereunder is not received by Investor within ten (10) days of when due, the Company shall pay to Investor as a late charge a sum of five percent (5%) of such overdue amount.

(b)      Payment in Kind.  Investor may elect to receive shares of restricted Common Stock (“PIK Shares”) as payment of accrued interest in lieu of receiving cash as provided in Section 2(a) (“Election”).

(i)       Making Election and Election Period.  Each Election made by an Investor will relate to one calendar year and the interest that accrues on this Note during such calendar year.  If an Investor desires to receive PIK Shares with respect to more than one calendar year, the Investor must make one separate Election for each such calendar year.  To make an Election for a calendar year, the Investor must, at least twenty (20) calendar days before the beginning of such calendar year (or at the time Investor purchases this Note, if the Election relates to 2012), provide the Company with a written notice of the Election (“Election Notice”) in the form attached hereto as Exhibit A.  Without the prior written consent of the Company, an Election shall be irrevocable unless the Company ceases to provide publicly the information described in Rule 144(c) promulgated under the Securities Act.

(ii)      Effect of Election.  If Investor makes an Election for a calendar year, then on or before each date that Investor would be entitled to receive an interest payment under Section 2(a) above with respect to a month in the calendar year, Investor shall instead receive PIK Shares.  The number of PIK Shares that Investor shall be entitled to receive with respect to a month shall equal (i) 120% of the accrued but unpaid interest that accrued during such month, divided by (ii) the PIK Price for that month.  Investor understands that the PIK Shares will not be registered under the Securities Act and the certificates representing the PIK Shares will contain typical restrictive legends regarding their transfer.

3.             Prepayment. Except as specifically provided otherwise herein or in the Security Agreement, neither the Company nor the Subsidiaries shall prepay principal on this Note.

4.             Events of Default. Time is of the essence with respect to the Company’s and the Subsidiaries’ obligations under this Note.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)      Failure to Pay.  The Company fails to pay when due any principal or interest payment on the due date hereunder and such payment is not made within ten (10) days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; provided, however, that Investor shall not be required to deliver more than two such notices during the 12-calendar month period preceding the date any payment becomes due; in the event that Investor is not required to deliver notice, the Company fails to pay when due any principal or interest payment within five (5) days of the due date hereunder;

(b)      Cross Default.  The holder of any indebtedness for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) validly accelerates the payment of all of such indebtedness because of a default by the Company, and the Company does not within thirty (30) days of the acceleration (i) cure the default, (ii) obtain a waiver of the default or (iii) obtain agreement from the holder to forbear from seeking early repayment of such accelerated amounts;

(c)      Change of Control.  The Company is acquired by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities primarily for the purposes of raising additional funds shall not constitute an Event of Default); or the Company sells all or substantially all of its assets;

(d)      Voluntary Bankruptcy or Insolvency Proceedings. After the date hereof, the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing;

(e)      Involuntary Bankruptcy or Insolvency Proceedings. After the date hereof, proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement; or

(f)      Default under Transaction Documents. The Company or any Subsidiary materially breaches the terms of any of the Transaction Documents, except, in the case of a breach (or the effect thereof) that is curable, only if such breach remains uncured for a period of twenty (20) days following the Collateral Agent’s written notice to the Company of such breach.

5.             Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company and the Subsidiaries hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 4(d) and 4(e), immediately and without notice, all outstanding Obligations payable by the Company and the Subsidiaries hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law and in accordance with the Transaction Documents, either by suit in equity or by action at law, or both.

6.             Conversion.

(a)      Investor Optional Conversion.  All, or any portion of at least One Hundred Thousand Dollars ($100,000), of the outstanding principal amount of and all accrued but unpaid interest under this Note shall be convertible at the option of the Investor into that number of shares of the Company’s Common Stock as is determined by dividing such principal amount and accrued and unpaid interest by the then effective Conversion Price.  Before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 6(a), the Investor shall execute and deliver to the Company a Notice of Conversion in the form attached hereto as Exhibit B (“Notice of Conversion”), specifying therein the unpaid amount of this Note to be converted.  The Company shall, as soon as practicable after receipt of the fully completed and executed Notice of Conversion (but no later than 5 business days thereafter), issue and deliver to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 6(b).  If the Company and its counsel determine that the shares of Common Stock issued pursuant to a Notice of Conversion may be issued without restricted legends in compliance with applicable securities laws, the Company shall, at the written request of the Investor (which request shall contain any covenants reasonably requested by the Company to ensure Investor’s compliance with applicable securities laws), deliver such shares to the Investor electronically through the Depository Trust Company or another established clearing corporation performing similar functions.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Company’s receipt of the fully completed and executed Notice of Exercise.  To effect conversions hereunder, Investor shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted.  Conversions hereunder shall have the effect of lowering the outstanding amount of this Note in an amount equal to the applicable conversion.  Investor and the Company shall maintain records showing the amounts converted and the dates of such conversions.  In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error.  The Investor, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.  This Section 6(a) is subject to Section 16 below.

(b)      Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(b), the Company shall be forever released from all its obligations and liabilities under this Note.

7.             Successors and Assigns.  Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company, the Subsidiaries and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.             Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest; provided, however, that no such amendment, modification or waiver which would (i) extend the Maturity Date for more than one year, (ii) reduce the principal amount payable hereunder, or (iii) change the terms of one Note without changing the terms of all other Notes equally, shall be made without the consent of the Investor holding the Note so affected.

9.             Transfer of this Note or Securities Issuable on Conversion Hereof.  Investor agrees to comply with all applicable securities laws in connection with the transfer of this Note and the underlying securities. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted or that may be issuable hereunder, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.  Notwithstanding the foregoing provisions of this Section 9, if the Company, with the advice of the Company’s counsel, determines that all or any portion of the securities that have been or that will be issued upon conversion of this Note may be freely transferred pursuant to Rule 144 without volume limitations or information requirements, the Company shall remove the legends from the certificates representing such securities or permit ownership of such securities to be represented electronically, and Investor may thereafter transfer such securities without providing the Company with notice thereof unless otherwise agreed by the Company and Investor.

10.           Assignment by the Company and the Subsidiaries.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Subsidiaries without the prior written consent of the holders of a Majority in Interest.

11.           Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement (and in the case of the Subsidiaries, notice shall be provided to the Company’s address), or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12.           Pari Passu Notes.  Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the terms of such Notes.  In the event Investor receives payments in excess of its pro rata share of the Company’s or the Subsidiaries’ payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

13.           Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14.           Waivers. The Company and each of the Subsidiaries hereby waive notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15.           Adjustment of Conversion Price.  The number of and kind of securities purchasable upon conversion of this Warrant and the Conversion Price shall be subject to adjustment from time to time as follows:

    (a)      Subdivisions, Combinations and Other Issuances.  If the Company shall at any time while this Note is outstanding subdivide the Common Stock, by split-up or otherwise, or combine shares of Common Stock, or issue additional shares of Common Stock as a dividend on all shares of Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.  Any adjustment under this Section 15(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

    (b)      Reclassification, Reorganization and Consolidation.  In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 15(a) above) occurring while this Note is outstanding, then the Company shall make appropriate provision so that the Investor shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such event, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such event if it had been, immediately prior to such event, the holder of 1 share of Common Stock (“Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of 1 share of Common Stock in such event, and the Company shall apportion the Conversion Price amount to the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration.

    (c)      Dilutive Issuances.  If the Company shall at any time or from time to time, after the issuance of this Note but prior to the Maturity Date, issue or sell (such issuance or sale, a “New Issuance”) any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the “New Issue Price”) that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 15, and (ii) Exempt Issuances, then, and in each such case, the Conversion Price then in effect shall be adjusted to equal the New Issue Price.  For the avoidance of doubt, whether or not the Company provides a notice of adjustment pursuant to this Section 15(c), upon the occurrence of any New Issuance, after the date of such New Issuance the Investor is entitled to receive a number of Shares based upon the provisions of this Section 15(c) regardless of whether the Investor accurately refers to the Conversion Price in the Notice of Conversion.  Any adjustment pursuant to the preceding provisions of this Section 15(c) shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 15(c) shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

    (d)      Notice of Adjustment.  The Company shall provide Investor at least ten (10) days prior written notice of any event that would cause an adjustment pursuant to Section 7(a) or 7(b). When any adjustment is required to be made in the kind of shares issuable upon conversion of this Note, or in the Conversion Price, the Company shall promptly notify the holder of such event and of the new Conversion Price.

16.           Investor’s Restrictions.  The Company shall not effect any conversion of this Note into shares of Common Stock, and Investor shall not have the right to convert any portion of this Note, pursuant to Section 6 or otherwise, to the extent that after giving effect to such issuance after conversion, such Investor (together with such Investor’s affiliates, and any other person or entity acting as a group together with such Investor or any of such Investor’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Note beneficially owned by such Investor or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Investor or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 16, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by Investor that the Company is not representing to Investor that such calculation is in compliance with Section 13(d) of the Exchange Act and Investor is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 16 applies, the determination of whether this Note is convertible into shares (in relation to other securities owned by Investor together with any affiliates) and of which a portion of this Note is convertible into shares shall be in the sole discretion of Investor, and the election of Investor to convert this Note under Section 6 shall be deemed to be Investor’s determination of whether this Note is convertible into shares (in relation to other securities owned by Investor together with any affiliates) and of which portion of this Note is convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 16, in determining the number of outstanding shares of Common Stock, Investor may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of Investor, the Company shall within five trading days confirm orally and in writing to Investor the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by Investor or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note.  The provisions of this Section 16 may be waived by Investor, at the election of Investor, upon not less than 61 days prior notice to the Company; provided, however, the provisions of this Section 16 may be waived at any time by Investor, at the election of Investor, in the 60 day period prior to the Maturity Date.  The limitations contained in this paragraph shall apply to a successor holder of this Note.

17.           Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

NUTRACEA
a California corporation

By:
Jerry Dale Belt, Chief Financial Officer

THE RICEX COMPANY
a Delaware corporation

By:
,

RICE SCIENCE, LLC
a Delaware limited liability company

By:	NutraCea, its member

By:
Jerry Dale Belt, Chief Financial Officer

INVESTOR

By:

Name:

Title:

[Signature page to Secured Convertible Promissory Note]

EXHIBIT A

ELECTION TO RECEIVE PIK SHARES

TO:	NUTRACEA

Attention: Chief Executive Officer

1.           Pursuant to Section 2(b) of the attached convertible promissory note, the undersigned hereby elects to receive shares of NutraCea’s common stock (“PIK Shares”) as payment of accrued but unpaid interest for the calendar year of __________.

2.           The undersigned hereby makes the following representations and warranties for the benefit of NutraCea:

  (a)           The undersigned is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (“Securities Act”).

  (b)           The undersigned understands that any pledge, assignment, sale or transfer of the PIK Shares is subject to Section 9 of the attached Note.

  (c)           The undersigned will be acquiring the PIK Shares for its own account for investment only and not as a nominee or agent and not with a view towards distribution.

  (d)           The undersigned understands and agrees that the PIK Shares will be “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws, and that the PIK Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act and/or any applicable state securities laws or is exempt from such registration.  The undersigned is aware that NutraCea is under no obligation to effect any such registration with respect to the PIK Shares.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

NOTICE OF CONVERSION

Reference is made to the Secured Convertible Promissory Note (the “Note”) issued to the undersigned by NutraCea (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert a portion of the outstanding amount of the Note indicated below into shares of Common Stock (the “Common Stock”) of the Company, as of the date specified below.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that (i) its beneficial ownership of the Common Stock [does] [does not] exceed the amount specified under Section 16 of the Note and (ii) the shares of Common Stock issued hereunder may be subject to restrictions on transfer and the certificates therefor shall contain restrictive legends to the extent provided in the Note.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Signature:

By:

Title:

Address for Delivery of Common Stock Certificate:

OR

DWAC INSTRUCTIONS**

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Dated:

**           If permitted by the Note.